Contact:

Retrophin, Inc.
Marc Panoff, CFO
646-564-3671
marc@retrophin.com

Retrophin Updates Financial Guidance for 2014 and 2015 and Provides Corporate Update

New York, NY (April 14, 2014) – Retrophin, Inc. (NASDAQ: RTRX) today announced it is updating its revenue outlook for 2014 and 2015.

	Current revenue forecast	Previous revenue forecast
2014	$19 million - $21 million	$10 million - $12 million
2015	$35 million - $40 million	$19 million - $21 million

“Reimbursement of Chenodal has remained robust, and initial efforts to find undiagnosed cerebrotendinous xanthomatosis (CTX) patients are promising,” said    Martin Shkreli, Founder and CEO of Retrophin.  “We have raised our guidance for 2014 and 2015 revenue accordingly.”

Shkreli concluded, “We are very comfortable with our current cash balance and future obligations. The success of Chenodal significantly reduces our cash needs and may propel the company to profitability in the near-term. As such, we have no need or desire to explore a dilutive equity offering unless it is accompanied by an accretive and strategic acquisition. Retrophin remains opportunistic with respect to M&A and has strong access to both debt and equity capital.”

RE-024
•
On Friday, April 11, Retrophin received an update from RE-024 clinical investigators that, despite several investigator-sponsored IND filings for RE-024 in the United States, the U.S. Food and Drug Administration (FDA) has been unwilling to grant a clinical trial through this mechanism.

•	The Company intends to file a company-sponsored IND in May or June 2014, with a Phase I clinical trial in PKAN patients beginning in June or July 2014.

•	The Company continues to support efforts to launch an investigator-sponsored trial outside of the United States.

•	IND-enabling studies for RE-024 are underway, and several of these studies have been completed. To date, RE-024 has no discernible toxicity in mice and rats.

Shkreli added, “While we are disappointed the FDA has been unwilling to grant expedited access to RE-024 for children with a lethal disease, we respect its decision and are motivated by the enthusiastic and brave physicians and patients who desperately want access to this promising molecule. The small delay is frustrating to all of our stakeholders, but we expect the issue will be resolved in the near term and we are taking steps to grow our R&D infrastructure to avoid similar experiences in the future.”

Sparsentan
•	DUET, the Phase II/III clinical trial for sparsentan in patients with Focal Segmental Glomerulosclerosis (FSGS) is enrolling well.

•	The Company projects enrollment to complete by year-end or in early 2015.

Shkreli commented, “We are very pleased with the site-initiation process, enrollment-to-date and investigator enthusiasm for sparsentan in FSGS.”

RE-034
•	Retrophin has begun trial initiation activities for Phase III trials of RE-034 in Infantile Spasms and Membranous Nephropathy.

•	The Company anticipates launching Phase III trials for RE-034 in the third quarter of 2014.

Shkreli said, “We are pleased with the speed and technical success we’ve been able to achieve in manufacturing RE-034 and the promising dialogue we’ve had with FDA.”

About Retrophin

Retrophin is a pharmaceutical company focused on the development, acquisition and commercialization of drugs for the treatment of serious, catastrophic or rare diseases for which there are currently no viable options for patients. The Company's marketed products include Chenodal® and Vecamyl®, and its pipeline includes compounds for several catastrophic diseases, including focal segmental glomerulosclerosis (FSGS), pantothenate kinase-associated neurodegeneration (PKAN), schizophrenia, autism, infantile spasms, nephrotic syndrome and others. Retrophin intends to reintroduce Syntocinon Nasal Spray in the U.S. to assist initial postpartum milk ejection. For additional information, please visit www.retrophin.com.

Forward-Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the research, development and commercialization of pharmaceutical products. Without limiting the foregoing, these statements are often identified by the words "may", "might", "believes", "thinks", "anticipates", "plans", "expects", "intends" or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect the Company's business. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Investors are referred to the full discussion of risks and uncertainties as included in the Company's filings with the Securities and Exchange Commission.